UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, New York, New York 10105

(Address of principal executive offices) (Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pine Street Trust I

On April 5, 2019, Equitable Holdings, Inc. (the “Company”), raised an aggregate of $1,000,000,000 of contingent liquidity via the issuance of (i) an aggregate principal amount of $600,000,000 of the 4.572% pre-capitalized trust securities redeemable February 15, 2029 (the “2029 P-Caps”) by Pine Street Trust I, a Delaware statutory trust (“Trust I”) and (ii) an aggregate principal amount of $400,000,000 of the 5.568% pre-capitalized trust securities due February 15, 2049 by Pine Street Trust II, a Delaware statutory trust. In connection therewith, the Company entered into that certain Facility Agreement, dated April 5, 2019 (the “Trust I Facility Agreement”), with Trust I and The Bank of New York Mellon, the trustee, which provided the Company with the right to require Trust I to purchase for the Company’s 4.572% Senior Notes due 2029 (the “2029 Notes”) in exchange for the portfolio of principal and interest strips of U.S. Treasury securities held by Trust I (the “Trust I Eligible Assets”).

Following the Company’s exercise of its issuance right under the Trust I Facility Agreement, the Company:

(i)	issued $600,000,000 principal amount of the 2029 Notes to Trust I on June 6, 2024 in exchange for the Trust I Eligible Assets;

(ii)	waived its right to repurchase the 2029 Notes; and

(iii)

directed the trustee of Trust I to dissolve Trust I in accordance with its declaration of trust and deliver the 2029 Notes to the beneficial holders of the 2029 P-Caps pro rata in respect of each 2029 P-Cap.

Trust I was dissolved on June 11, 2024 and the beneficial holders of the 2029 P-Caps received the 2029 Notes through the facilities of The Depository Trust Company.

The 2029 Notes, along with holders of the Company’s 7.000% Senior Debentures due 2028 and 5.000% Senior Notes due 2048 (collectively, the “Tender Offer Notes”), are subject to a cash tender offer by the Company (the “Tender Offer”), the terms and conditions of which are described in the Offer to Purchase dated June 3, 2024 (as it may be amended or supplemented, the “Offer to Purchase”). This current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell the Tender Offer Notes. The Tender Offer is made only by the Offer to Purchase and the information in this current report on Form 8-K is qualified by reference to the Offer to Purchase. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, the Company’s Board of Directors, the Lead Dealer Manager, the Dealer Managers, the Tender Agent and Information Agent (in each case, as defined in the Offer to Purchase) or the trustees with respect to any of the Tender Offer Notes are making any recommendation as to whether holders should tender any Tender Offer Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Tender Offer Notes, and, if so, the principal amount of Tender Offer Notes to tender.

Pine Street Trust III

On June 11, 2024 (the “Closing Date”), pursuant to the Purchase Agreement among the Company, TD Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, and Pine Street Trust III, a Delaware statutory trust (“Trust III”), completed the issuance and sale of 600,000 of its Pre-Capitalized Trust Securities redeemable May 15, 2054 (the “2054 P-Caps”) for an aggregate purchase price of $600,000,000 in private placements pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), as a contingent funding arrangement that provides the Company the right at any time over a thirty-year period to issue senior notes, at its election, as described below. The 2054 P-Caps do not carry registration rights and may be held only by qualified institutional buyers, as defined in Rule 144A under the Securities Act, that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Act”). Trust III invested the proceeds from the sale of the 2054 P-Caps in separate portfolios of principal and interest strips of U.S. Treasury securities (the “Trust III Eligible Assets”).

On the Closing Date, the Company entered into a facility agreement (the “Trust III Facility Agreement”) with Trust III and The Bank of New York Mellon, as notes trustee. The Trust III Facility Agreement provides that Trust III will grant the Company the right to require it to purchase, on one or more occasions, from the Company (the “Issuance Right”) senior notes in an aggregate principal amount at any one time outstanding and held by Trust III, of up to $600,000,000 aggregate principal amount of the Company’s 6.223% Senior Notes due 2054 (the “2054 Notes”). The Company will agree to pay to Trust III a semi-annual facility fee calculated at a rate of 1.779% per annum, applied to the unexercised portion of the Issuance Right. The Company may direct Trust III to grant the right to exercise the Issuance Right with respect to all or a designated amount of the 2054 Notes to one or more assignees (who are consolidated subsidiaries of the Company or persons to whom the Company has an obligation) (each, an “Issuance Right Assignee”), who may cause the 2054 Notes to be issued to Trust III and receive the corresponding portion of Trust III Eligible Assets that would otherwise have been delivered to the Company pursuant to the exercise of such Issuance Right. On the Closing Date, the Company also entered into a trust expense reimbursement agreement with Trust III, pursuant to which the Company agreed to reimburse Trust III for its expenses in connection with the transaction, including trustees’ fees.

The Issuance Right will be exercised automatically in full if (1) the Company fails to pay the facility fee under the Trust III Facility Agreement when due or any amount due and owing under the trust expense reimbursement agreement on any distribution date or fails on any distribution date to purchase and pay for any Trust III Eligible Assets that are due and unpaid on such distribution date and are required to be purchased at their face amount from Trust III pursuant to the terms of the Trust III Facility Agreement and such failure is not cured (including payment in full of the special facility fee due as a result of such failure) within 30 days of such distribution date or (2) upon certain bankruptcy events involving the Company. The Company will be required to exercise the Issuance Right in full if (1) it reasonably believes that its consolidated net worth, determined in accordance with U.S. GAAP, but excluding accumulated other comprehensive income (or loss) and equity of non-controlling interests attributable thereto, has fallen below $3 billion, which amount may be adjusted from time to time upon the occurrence of certain specified events, (2) an event of default under the indenture that governs the 2054 Notes has occurred or would have occurred had the 2054 Notes been outstanding, or (3)(A) certain events relating to Trust III’s status as an “investment company” under the Act, are reasonably likely to occur or have occurred and (B)(x) within five business days of such determination, the transaction agreements have not been amended to prevent or cease such event or (y) it has been reasonably determined that no such amendment is possible. In addition, at any time following exercise of the Issuance Right in whole or in part, other than upon a redemption, an automatic exercise or a required exercise as described in this paragraph, the Company will have the right to repurchase any or all of the 2054 Notes then held by Trust III in exchange for Trust III Eligible Assets that entitle Trust III to receive payments of principal and interest in the same amounts as Trust III would have received on the Trust III Eligible Assets that it delivered to the Company or any Issuance Right Assignee upon the exercise of the Issuance Right in respect of the 2054 Notes to be so repurchased.

The Company has the right to redeem, at its option, the 2054 Notes issued to Trust III at any time in whole or in part and, in lieu of issuing and selling 2054 Notes to Trust III pursuant to any voluntary exercise of the Issuance Right, the Company may elect to deliver a cash amount equal to the redemption price in exchange for a corresponding portion of Trust III Eligible Assets. The redemption price of the 2054 Notes being redeemed will equal the principal amount of such 2054 Notes or, if greater, a make-whole redemption price, in each case plus accrued and unpaid interest to, but excluding, the date of redemption. Trust III will apply the redemption proceeds and such payments to redeem 2054 P-Caps having an initial purchase price equal to the principal amount of such 2054 Notes on the redemption or payment date. The 2054 P-Caps will be redeemed on May 15, 2054 or earlier upon an early redemption of the applicable 2054 Notes. Trust III will terminate upon the redemption of all its outstanding 2054 P-Caps or the earlier occurrence of certain other events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: June 11, 2024	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Associate General Counsel